SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn
William M. Lasky
José Maria Alapont
William A. Leidesdorf
Daniel A. Ninivaggi
Marc F. Gustafson
James Cowan
James L. Nelson
Jack G. Wasserman
A.B. Krongard
Keith Cozza
SungHwan Cho
Hunter Gary
Icahn Vehicles Sub LLC
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CARL ICAHN ISSUES STATEMENT REGARDING TENDER OFFER FOR
OSHKOSH CORPORATION

New York, New York, November 29, 2012, Carl Icahn today issued the following statement regarding the tender offer by his affiliates for any and all outstanding shares of Oshkosh Corporation (NYSE: OSK) for $32.50 per share, which expires at 12:00 midnight, New York City time, on December 3, 2012:

As you know, our any and all tender offer is set to expire this Monday, December 3, 2012.  However, as we previously indicated, if as of that date, at least 25% of the outstanding OSK shares are validly tendered in our tender offer, we believe this would indicate that we would have an excellent chance of prevailing in our proxy contest.  Therefore, so long as we receive that level of support, we intend to continue our proxy fight and extend the expiration date of the offer until Oshkosh holds its upcoming annual shareholder meeting, at which time the results of our proxy contest will be obtained.

If we prevail in our proxy fight, our nominees will replace the current Oshkosh board, and we expect the new board to immediately lift the poison pill and remove the other obstacles to our offer under Wisconsin law which will allow us to close on our tender.1  There is no minimum condition for the tender.  Therefore, if we prevail in our proxy fight and the offer conditions are satisfied, then we will accept ANY AND ALL tendered shares for payment and we will be irrevocably obligated to pay you $32.50 per share in cash.  However, from the time you tender your shares up until the time we become irrevocably obligated to pay you the offer consideration, you may withdraw any and all tendered shares at any time.   Said another way, if you wish to “ride along with us” then even if you tender now, which will show your support for our campaign, you can withdraw your shares up to the last day of our tender offer.

However, if we do not receive tenders of at least 25% of the outstanding shares by the expiration of the offer on December 3rd, we will respect the shareholders’ wishes, drop our tender offer and proxy fight and move on to other endeavors.

This board has made some modest concessions which we believe are a response to our tender offer, such as finally putting some concrete parameters around a stock buyback program, in an effort to address a very weak capital allocation track record. However, we believe this represents too little, too late. This company has substantial capacity to repurchase stock and the company has committed to only go forward with a very small program. Additionally, this does not address the structural and valuation challenges that this company faces.  Further, we believe that it is mandatory that JLG be separated from the remainder of the Oshkosh assets, something that the company apparently is not willing to do.

We urge all shareholders to tender before the December 3rd deadline to send a strong message to management that their current efforts to increase the value of the company are insufficient. At this point, we are not asking shareholders to make a decision to sell their stock, since they will be able to withdraw their stock from the tender before we become obligated to purchase those shares.  We are only asking them to support an extension of the offer and to send a strong signal to the Board and management team at Oshkosh.

NOTICE TO INVESTORS
-------------------

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, WILLIAM A. LEIDESDORF, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, A.B. KRONGARD, KEITH COZZA, SUNGHWAN CHO, HUNTER GARY, ICAHN VEHICLES SUB LLC, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF OSHKOSH CORPORATION FOR USE AT ITS 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF OSHKOSH CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN AND CERTAIN OF HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2012.

THIS FILING IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES.  THE OFFER TO BUY SHARES OF OSHKOSH CORPORATION (THE "COMPANY") COMMON STOCK WAS MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT IEP VEHICLES SUB LLC, ("OFFEROR"), AN INDIRECTLY WHOLLY OWNED SUBSIDIARY OF ICAHN ENTERPRISES HOLDINGS LP, AS CO-BIDDER, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON OCTOBER 17, 2012.  ON OCTOBER 17, 2012, THE OFFEROR AND CO-BIDDER ALSO FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC RELATING TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN, AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY THE COMPANY WITH THE SEC ON OCTOBER 26, 2012, CONTAINS, IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THE TENDER OFFER MATERIALS WERE SENT FREE OF CHARGE TO ALL STOCKHOLDERS OF THE COMPANY ON OR ABOUT OCTOBER 17, 2012. ALL OF THESE MATERIALS (AND ALL OTHER MATERIALS FILED BY THE OFFEROR OR THE COMPANY WITH THE SEC) ARE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE DOCUMENTS FILED WITH THE SEC BY DIRECTING A REQUEST TO D.F. KING & CO., INC. BY MAIL TO 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE (800) 347-4750 OR (212) 269-5550.

Contact: Susan Gordon (212) 702-4309

1 If elected, our nominees will be subject to fiduciary duties as directors of Oshkosh and will comply with those duties in determining whether to remove the poison pill and/or cause the Wisconsin law conditions to be satisfied.